SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. _______)

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                       First Kansas Financial Corporation
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                  PRESS RELEASE


FOR IMMEDIATE RELEASE
                                                FOR FURTHER INFORMATION CONTACT:
                                                          Landmark Bancorp, Inc.
                                                 Patrick L. Alexander, President
                                                            Phone:  785-565-2000

                                              First Kansas Financial Corporation
                                                      Larry V. Bailey, President
                                                            Phone:  913-755-3033


                             LANDMARK BANCORP, INC.
                        ENTERS INTO AGREEMENT TO ACQUIRE
                       FIRST KANSAS FINANCIAL CORPORATION

           Merger Expands Kansas Based Community Banking Organization

         (Manhattan, Kansas November 13, 2003) Patrick L. Alexander, President and Chief Executive Officer of Landmark Bancorp, Inc. (Nasdaq National Market System - "LARK"), and Larry V. Bailey, President of First Kansas Financial Corporation (Nasdaq Small Cap Market - "FKAN"), Osawatomie, Kansas, jointly announced today the execution of a definitive agreement for Landmark to acquire First Kansas. Pursuant to the agreement, Landmark will pay First Kansas's stockholders $19.00 in cash for each issued and outstanding share of First Kansas common stock, subject to adjustment in certain circumstances. The transaction is subject to the approvals from First Kansas stockholders and the appropriate regulatory agencies. The merger is expected to be completed during the first quarter or early in the second quarter of 2004.

         Landmark has approximately $334 million in assets and First Kansas has approximately $152 million in assets. First Kansas is the holding company for First Kansas Federal Savings Bank which is headquartered in Osawatomie and operates branches in Paola, Louisburg, Fort Scott, Phillipsburg, and Beloit, Kansas. Concurrent with the closing of the merger, First Kansas Federal will merge with and into Landmark National Bank, the wholly-owned subsidiary of Landmark. The combination will create an eighteen branch network covering twelve Kansas counties. With combined assets of approximately $486 million, Landmark will rank as the third largest public bank holding company in Kansas.

         Patrick L. Alexander, President of Landmark, said, "We are excited about our acquisition of First Kansas. The combination of First Kansas into Landmark expands our franchise into eastern Kansas, particularly the high growth market areas encompassed by Miami County. With the expected completion of the four lane highways US #69 and US #169 from Kansas City to Louisburg,


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Paola,  and  Osawatomie,  we  expect  the  dynamic  growth in these  markets  to continue. The First Kansas organization provides an excellent platform from which we can deliver community banking services to their existing customers and the markets in which they are located. We are looking forward to having the associates of First Kansas join our community banking team."

         Larry V. Bailey, President of First Kansas, said, "We look forward to our affiliation with Landmark. Both institutions have a tradition of service and providing personalized banking products to their respective communities. By joining forces with Landmark we will be able to offer an expanded array of banking products, designed for both consumer and business customers. Landmark is a financially strong, dynamic, and growing organization dedicated to meeting customer needs. We felt the combination was a good match for our stockholders, our customers, our associates, and the communities we serve. We are also pleased that First Kansas directors will remain associated with Landmark in an advisory capacity."

         Landmark Bancorp, Inc. is a bank holding company headquartered in Manhattan, Kansas, which owns all of the stock of Landmark National Bank, a national commercial bank. Landmark National Bank has branches in Manhattan (2), Auburn, Dodge City (2), Garden City, Great Bend, Hoisington, LaCrosse, Osage City, Topeka and Wamego, Kansas. At September 30, 2003, Landmark had total assets and stockholders' equity of approximately $334 million and $43 million, respectively.

         First Kansas, Inc. is a savings and loan holding company headquartered in Osawatomie, Kansas, which owns all of the stock of First Kansas Federal Savings Bank. First Kansas is a federally-chartered, FDIC-insured stock savings bank headquartered in Osawatomie, Kansas. The Bank has six full-service branch offices located in Beloit, Fort Scott, Louisburg, Osawatomie, Paola, and Phillipsburg, Kansas. The Bank is a community-oriented, full-service retail savings bank offering a wide range of loan products and savings deposits. At September 30, 2003, First Kansas had total assets and stockholders' equity of $152 million and $16 million, respectively.

                             Additional Information

         First Kansas Financial Corporation will be filing relevant documents concerning the merger with the Securities and Exchange Commission ("SEC"), including a proxy statement. We urge investors to read these documents because they contain important information. Investors will be able to obtain these documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by First Kansas Financial Corporation will be available free of charge from the President of First Kansas Financial Corporation (Larry V. Bailey, President, First Kansas Financial Corporation, 600 Main Street, Osawatomie, Kansas 66064, telephone (913) 755-3033.) The directors and executive officers of First Kansas Financial Corporation may be deemed to be participants in the solicitation of proxies to approve the merger. Information about the directors and executive officers of First Kansas Financial Corporation and ownership of First Kansas Financial Corporation's common stock is set forth in First Kansas Financial Corporation's proxy statement dated March 18, 2003 as filed with the SEC. Additional information about the interests of those participants may be obtained from reading the definitive proxy statement regarding the proposed acquisition when it becomes available. First Kansas Financial Corporation investors should read the proxy statement and other documents to be filed with the SEC carefully before making a decision concerning the merger.


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               Special Note Concerning Forward-Looking Statements

         This press release contains, and future oral and written statements of Landmark and First Kansas and their respective management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the companies. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the companies' management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and the companies undertake no obligation to update any statement in light of new information or future events.

         A number of factors, many of which are beyond the ability of the companies to control or predict, could cause actual results to differ materially from those in the companies' forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy;
(ii) changes in state and federal laws, regulations and governmental policies concerning the companies' general business; (iii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (iv) changes in interest rates and prepayment rates of the companies' assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) the economic impact of armed conflict or terrorist acts involving the United States; (vii) the loss of key executives or employees;
(viii) changes in consumer  spending;  (ix) unexpected  results of acquisitions;
(x) unexpected outcomes of existing or new litigation involving the companies; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the companies and their respective business, including additional factors that could materially affect the companies' financial results, is included in their filings with the Securities and Exchange Commission.









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